                                                        Exhibit 99.27(h)(14)(ii)

AMENDMENT TO PARTICIPATION AGREEMENT
Franklin Templeton Variable Insurance Products Trust
Franklin Templeton Distributors, Inc.
Minnesota Life Insurance Company
Securian Financial Services, Inc.

The participation agreement, dated as of May 1,2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and Minnesota Life Insurance Company (the "Agreement") is hereby amended as follows:

1. Securian Financial Services, Inc., principal underwriter and distributor of Minnesota Life Insurance Company variable insurance products is added as a party to the Agreement.

2. The following Section 2 .1.12 is added to the Agreement

     2.1.12 You agree to comply with any and a1llaws, regulations, and other requirements relating to money laundering, including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title ill of the USA Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder, the .. Act, " and any requirements and/or requests in connection therewith, made by regulatory authorities, the Trust or the Underwriter or their duly appointed agents, either generally or in respect of a specific transaction, and/or in the context of a "primary money laundering concern" as defined in the Act.

You agree as a condition precedent to any transaction taking or continuing to be in effect, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the Trust, the Underwriter or their duly appointed agents, with all necessary reports and information for them to fulfill their obligations, if any, under the Act for the purposes of the Trust, the Underwriter, or other third parties complying with any and all anti-money laundering requirements, including, without limitation, the enhanced due diligence obligations imposed by the Act, the filing of Currency Transaction Reports and/or of Suspicious Activity Reports obligations required by the Act, and/or the sharing of information requirements imposed by the Act.

In the event satisfactory reports and information are not received within a reasonable time period from the date of the request, the Trust or the Underwriter reserve the right to reject any transaction.

Further, you represent that you have not received notice of, and to your knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that you are not or have not been in compliance with the Act, and the rules and regulations promulgated thereunder. You agree to notify the Trust and the Underwriter promptly if the representation in the previous sentence is no longer true or if you have a reasonable basis for believing that such representation may no longer be true.

3. Section 3.7 of the Agreement is hereby deleted in its entirety and replaced with the following Section 3.7:

     3.7 We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

4. The following Section 9.2.4 is added to the Agreement:

     9.2.4 you breach any of the provisions of Section 2.1.12 of this Agreement or any of the warranties and representations you make in that Section: (i) were not true on the effective date of this Agreement; (ii) are no longer true; or
(iii) have not been true during any time since the effective date of this Agreement.

5. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.3:

     9.3 If this Agreement is terminated for any reason, except as required by the Shared Funding Order or pursuant to Section 9.2.1 or Section 9.2.4, above, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated as required by the Shared Funding Order, its provisions shall govern.

6. Schedules C, D and F of the Agreement are hereby deleted in their entirety and replaced with the Schedules C, D and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. '

Effective Date as of May 1,2002.

Franklin Templeton Variable Insurance Products Trust

By: /s/
Name:
Title: Assistant Vice President

Minnesota Life Insurance Company

By:
Name:
Title:

Franklin Templeton Distributors. Inc.

By:
Name:
Title:

Securian Financial Services. Inc.


By:
Name:
Title:

Schedule C

Available Portfolios and Classes of Shares of the Trust; Investment Advisers

Portfolios                                           Investment Adviser
----------                                           ------------------
Franklin Large Cap Growth Securities Fund            Franklin Advisers, Inc.

Franklin Small Cap Fund                              Franklin Advisers, Inc.

Mutual Shares Securities Fund                        Franklin Mutual Advisers, LLC

Templeton Asset Strategy Fund                        Templeton Investment Counsel, LLC

Templeton Developing Markets Securities Fund         Templeton Asset Management, Ltd.

Schedule D

Contracts of the Company

-----------------------------------------------------------------------------------------------------------------------------------
                                    Product Name            Separate Account Name
                 Insurance         Registered Y/N               Registered Y/N
     #            Company     1933 Act #, State Form ID           1940 Act #                Classes of Shares and Portfolios
-----------------------------------------------------------------------------------------------------------------------------------
01              Minnesota    MultiOption Flex/Single      Variable Annuity Account    Class 2 Shares:
                Life         Annuity                      Yes                         Templeton Developing Markets Securities Fund
                Insurance    Yes                          811-4294
                Company      2-97564
                             84-9091
-----------------------------------------------------------------------------------------------------------------------------------
02              Minnesota    MultiOption Select Annuity   Variable Annuity Account    Class 2 Shares:
                Life         Yes                          Yes                         Franklin Small Cap Fund
                Insurance    33-80733                     811-4294                    Templeton Asset Strategy Fund
                Company      MHC 92-9307                                              Templeton Developing Markets Securities Fund
-----------------------------------------------------------------------------------------------------------------------------------
03              Minnesota    MegAnnuity                   Variable Annuity Account    Class 2 Shares:
                Life         Yes                          Yes                         Franklin Small Cap Fund
                Insurance    33-12333                     811-4294                    Templeton Asset Strategy Fund
                Company      87-9254                                                  Templeton Developing Markets Securities Fund
-----------------------------------------------------------------------------------------------------------------------------------
04              Minnesota    MultiOption Achiever         Variable Annuity Account    Class 2 Shares:
                Life         Annuity                      Yes                         Franklin Small Cap Fund
                Insurance    Yes                          811-4294                    Templeton Asset Strategy Fund
                Company      333-79049                                                Templeton Developing Markets Securities Fund
                             99-70017
-----------------------------------------------------------------------------------------------------------------------------------
05              Minnesota    MultiOption Classic Annuity  Variable Annuity Account    Class 2 Shares:
                Life         Yes                          Yes                         Franklin Small Cap Fund
                Insurance    333-79069                    811-4294                    Templeton Asset Strategy Fund
                Company      99-70016                                                 Templeton Developing Markets Securities Fund
-----------------------------------------------------------------------------------------------------------------------------------
06              Minnesota    Variable Adjustable Life     Minnesota Life Variable     Class 2 Shares:
                Life         Yes                          Account                     Franklin Small Cap Fund
                Insurance    33-3233                      Yes                         Templeton Asset Strategy Fund
                Company      99-680                       811-4585                    Templeton Developing Markets Securities Fund
-----------------------------------------------------------------------------------------------------------------------------------
07              Minnesota    Variable Adjustable Life     Minnesota Life Variable     Class 2 Shares:
                Life         Second Death                 Account                     Franklin Small Cap Fund
                Insurance    Yes                          Yes                         Templeton Asset Strategy Fund
                Company      33-64395                     811-4585                    Templeton Developing Markets Securities Fund
                             MHC-98-690
-----------------------------------------------------------------------------------------------------------------------------------
08              Minnesota    Variable Adjustable Life     Minnesota Life Variable     Class 2 Shares:
                Life         Horizon                      Account                     Franklin Small Cap Fund
                Insurance    Yes                          Yes                         Templeton Asset Strategy Fund
                Company      333-96383                    811-4585                    Templeton Developing Markets Securities Fund
                             99-680
-----------------------------------------------------------------------------------------------------------------------------------
09              Minnesota    Undetermined                 Undetermined                Class 2 Shares:
                Life                                                                  Franklin Small Cap Fund
                Insurance                                                             Templeton Asset Strategy Fund
                Company                                                               Templeton Large Cap Growth  Securities Fund
                                                                                      Mutual Shares Securities Fund
-----------------------------------------------------------------------------------------------------------------------------------

Schedule F

Rule 12b-l Plans

Compensation Schedule

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2'8 average daily net assets represented by shares of Class 2.


Portfolio Name                                      Maximum Annual Payment Rate
--------------                                      ---------------------------
Franklin Large Cap Growth Securities Fund           0.25%
Franklin Small Cap Fund                             0.25%
Mutual Shares Securities Fund                       0.25%
Templeton Asset Strategy Fund                       0.25%
Templeton Developing Market Securities Fund         0.25%

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-l plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-l fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-l, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-I, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-l fees received from us in the prospectus of the Contracts.

7